UNITED STATES

SECURITIES EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

March 1, 2019

THE GOLDMAN SACHS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	No. 001-14965	No. 13-4019460
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 West Street New York, New York	10282
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 902-1000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    William W. George, a Director and the Chair of the Public Responsibilities Committee (“PRC”) of the Board of Directors (the “Board”) of The Goldman Sachs Group, Inc. (the “Company”), and James A. Johnson, a Director, each tendered their proposed retirement to retire from the Board on May 1, 2019, the day before the Company’s 2019 Annual Meeting of Shareholders, as required by the age-based retirement policy in the Company’s Corporate Governance Guidelines. The retirement of each of Messrs. George and Johnson was accepted by the Board on March 1, 2019.

Item 8.01	Other Events

The independent directors of the Board have recommended, and the Board has approved, the appointment of Ellen J. Kullman, a Director, as a member and the new Chair of the PRC. The appointment will be effective upon Mr. George’s retirement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GOLDMAN SACHS GROUP, INC. (Registrant)

Date: March 1, 2019	By:	/s/ Karen P. Seymour
Name: Karen P. Seymour
Title: Executive Vice President and General Counsel